Exhibit 99.2

Company Release – November 16, 2021

Integrated Rail and Resources Acquisition Corp. Announces Closing of $230 Million Initial Public Offering

New York, NY, Nov. 16, 2021 (BUSINESS WIRE) – Integrated Rail and Resources Acquisition Corp. (the “Company”), a newly incorporated blank check company, today announced the closing of its initial public offering of 23,000,000 units (which includes 3,000,000 units issued in connection with the exercise of the over-allotment option) at a price of $10.00 per unit. The units are listed on the New York Stock Exchange (“NYSE”) and trade under the ticker symbol “IRRXU.”

The Company is sponsored by DHIP Natural Resources Investments, LLC, and is led by Richard Bertel, Chief Executive Officer and Chairman of the Board of Directors; and Mark Michel, Chief Operating Officer, President, and Vice Chairman of the Board of Directors.

The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses. While the Company may pursue an initial business combination target in any industry, it currently intends to concentrate its search for a target business operating in bulk commodities, such as North American railroad companies that transport bulk commodities, terminal companies that transload bulk commodities to and from railroads and pipelines, trucks, and ports, and companies that produce bulk commodities.

Each unit consists of one share of Class A common stock and one-half of one redeemable warrant. Each whole warrant entitles the holder thereof to purchase one share of Class A common stock at a price of $11.50 per share. Only whole warrants are exercisable. Once the securities comprising the units begin trading separately, the Company expects that the Class A ordinary shares and redeemable warrants will be listed on the NYSE under the symbols “IRRX” and “IRRXW,” respectively.

Stifel, Nicolaus & Company, Incorporated served as sole book-running manager for the initial public offering and Roberts and Ryan Investments, Inc. acted as a co-manager.

The offering was made only by means of a prospectus, copies of which may be obtained by contacting Stifel, Nicolaus & Company, Incorporated 1 South Street, 15th Floor, Baltimore, Maryland 21202, Attention: Prospectus Department, or by e-mail at syndprospectus@stifel.com.

A registration statement relating to these securities was declared effective by the Securities and Exchange Commission (the “SEC”) on November 10, 2021. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the proposed initial public offering and the anticipated use of the net proceeds. No assurance can be given that the offering discussed above will be completed on the terms described, or at all, or that the net proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and preliminary prospectus for the Company’s offering filed with the SEC. Copies of these documents are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

About Integrated Rail and Resources Acquisition Corp

Integrated Rail and Resources Acquisition Corp. is a newly organized blank check company formed by the owners of DHIP Natural Resources Investments, LLC, which are DHIP Group and Rio Grande Pacific Corporation. DHIP Group is an investment company and asset manager of multiple funds that focuses on developing, financing, and investing in major infrastructure projects. Rio Grande Pacific is a leading, independent, privately-held Texas-based railroad holding company founded in 1986 that operates numerous short line railroads operating more than 1,000 total route miles in six states.

Contact: William Lane

wlane@irrx.org or (908) 418-6012

investor.relations@irrx.org